UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009

Palmetto Bancshares, Inc.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-26016	74-2235055
(Commission File Number)	(I.R.S. Employer Identification No.)

306 East North Street, Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(800) 725-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 15, 2009, the Board of Directors (the “Board”) of Palmetto Bancshares, Inc. (the “Company”) reconfirmed the executive management succession plan, previously reported in the Current Report on Form 8-K filed May 26, 2009. Effective January 1, 2010, Samuel L. Erwin will assume the role of Chief Executive Officer of the Company, in addition to his current role as Chief Executive Officer and President of The Palmetto Bank (the “Bank”).

L. Leon Patterson will continue in his role as Chairman of the Board of Directors of the Company and the Bank and will continue with his employment with the Company as the Senior Executive for Strategic Development. As a result, Mr. Patterson’s base salary, effective January 1, 2010, will be reduced to an annual salary of $250,000. All other benefit arrangements with Mr. Patterson will continue.

Related to the implementation of the management transition plan effective January 1, 2010, the Company also entered into employment agreements with Samuel L. Erwin and Lee S. Dixon, which are summarized below. The Company recognizes that the leadership and contribution to the well being of the Company by Messrs. Erwin and Dixon are substantial. Therefore, the Board desires to provide for their continued employment to reinforce and encourage their continued dedication to the Company.

Pursuant to the terms of the employment agreements, unless terminated earlier, each employment agreement provides for a three-year term of employment. Each agreement will automatically extend for an additional year beginning on the third anniversary of the agreement unless written unless written notice is given by either the Company or the executive within six months prior to the termination date. The initial base salary for Mr. Erwin and Mr. Dixon will be $225,000 and $200,000, respectively. On or before January 1, 2010, the Company will grant to Mr. Erwin and Mr. Dixon 10,000 shares and 7,500 shares of restricted stock, respectively, pursuant to the Company’s 2008 Restricted Stock Plan. Furthermore, each executive will each be eligible to receive cash bonuses if he meets the goals set forth annually for him by the Board. Each executive is also entitled to participation in retirement, health, dental, welfare and other benefit plans and programs of the Company applicable to employees generally or to senior executives.

Each employment agreement may be terminated for death, disability and with or without cause by the Company or the executive. If the Company terminates Mr. Erwin or Mr. Dixon without cause, the Company will pay to the executive severance compensation in an amount equal to 100% of his then current annual base salary. Provided the Company has not provided Mr. Erwin or Mr. Dixon with written notice of the termination of this provision, if required, upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary (as defined under Section 280G of the Internal Revenue Code (the “Code”)) multiplied by two plus any bonus earned or accrued through the date of change in control. In addition, any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% percent vested. If any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then such payments shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the compensation being treated as “excess parachute payments” under Section 280G.

Each employment agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply following a change of control.

The above are summaries of the Erwin and Dixon employment agreements and are qualified by in their entirety reference to these agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At a meeting held on December 15, 2009, as part of the Company’s ongoing efforts to improve its corporate governance practices, the Board of Directors approved the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

In general, the amendments to both documents were made to adapt the Company’s previous Articles of Incorporation and bylaws and applicable amendments to fit the current and future size, structure, and business activities of the Company, and to reflect the amendments to the Articles of Incorporation approved by the shareholders at the Special Meeting of the Shareholders on September 15, 2009.

The following summary describes the material provisions adopted or changed by the amendments and, if applicable, the previous provisions.

Articles of Incorporation

The Company’s Articles of Incorporation previously consisted of the original Articles of Incorporation, filed in September of 1906, and six stand-alone amendments.

All of the stand-alone amendments have been consolidated into the Amended and Restated Articles of Incorporation, and other ministerial amendments (as permitted by South Carolina law) were made to Articles I and II to update outdated corporate information. The Amended and Restated Articles of Incorporation also incorporate amendments to Articles IV and V regarding authorization of preferred stock and termination of preemptive rights which were approved by the Company’s shareholders at a September 15, 2009 special shareholders meeting. Finally, two obsolete provisions regarding the original incorporator and original directors of the Company, which are not required to be contained in the Articles of Incorporation under South Carolina law, were deleted.

Bylaws

The Company’s bylaws previously consisted of the original bylaws and two stand-alone amendments. All of the stand-alone amendments have been consolidated into the Amended and Restated Bylaws along with other ministerial amendments (as permitted by South Carolina law) that were made to update outdated corporate information. In addition, certain material provisions were adopted or changed by the amendment, and each of these provisions (including, if applicable, the previous provisions) are described below.

§2.2 Special Meetings.

Section 2.2 of the Company’s bylaws provided that special meetings may be called by the president, or by the board of directors, and by the president at the request of the holders of not less than one-tenth of all outstanding votes of the Company entitled to be cast on any issue at the meeting.

Section 2.2 of the bylaws has been amended to provide that, unless otherwise required by applicable law, a special meeting may be called by the holders of at least 50% of the shares entitled to vote on the matter considered at the special meeting. Thus, the Company’s shareholders still have the ability to call a special meeting, but the threshold has been increased from 10% to 50% unless otherwise required by applicable law.

§2.4(e) Notice of Shareholder Proposals.

Section 2.4(e) of the Company’s bylaws provided that a shareholder desiring to submit a proposal to an annual or special meeting must submit information regarding the proposal, together with the proposal, at least 45 days prior to the annual or special meeting.

Section 2.4(e) of the bylaws has been amended to provide that a shareholder proposal for an annual or special meeting must contain certain information, including (i) a description of the business desired to be brought before the annual or special meeting and (ii) any interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual or special meeting without complying with the requirements set forth under Section 2.4(e) of the Amended and Restated Bylaws, the chairman of the meeting would have the authority to declare that business was not properly brought before the meeting and, as a result, such business would not be transacted.

§3.2 Number, Tenure and Qualifications of Directors.

Section 3.2 of the bylaws provided that the number of directors may be increased or decreased by action of the Board and shareholders at any annual meeting of shareholders. At the time of its adoption, Section 3.2 was intended to authorize the Board to increase or decrease the number of directors at any time without doing so at an annual shareholder meeting. Nevertheless, given the potential ambiguity of Section 3.2, for the avoidance of doubt Section 3.2 has been amended to clarify that the Board has the sole authority to increase the number of directors at any time without shareholder approval at an annual meeting.

In addition, Section 3.2 was amended to provide the Board with the sole authority and discretion to prohibit an individual from being appointed to or remaining on the Board if the Board determines that (i) such individual is or becomes affiliated with, employed by or a representative of a business competitor of the Company and (ii) the Board determines that it would not be in the Company’s best interests for such individual to serve as a director of the Company.

Section 3.2 was further amended to provided that a director shall cease to be eligible or qualified to serve as a director if (i) the director is interdicted or adjudicated an incompetent, (ii) an action is filed by or against the director, or any entity of which the director is employed as his principal business activity, under the bankruptcy laws of the United States, (iii) in the sole opinion of the Board the director becomes incapacitated by illness or other infirmity so that the director is unable to perform his duties for a period of six months or longer, (iv) the director participates in a willful or a grossly negligent act, or the willful or grossly negligent omission to act by him, including but not limited to any crime involving dishonesty, moral turpitude or fraud that is reasonably likely to cause material harm to the corporation (including harm to its business reputation), or (v) the director ceases at any time to have the qualifications required by law, the Company’s Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws.

§3.3 Nomination of Directors.

Although it has been the Company’s policy to require written notice from shareholders of any director nominations, this policy was not previously set forth in the Company’s bylaws. Thus, to memorialize this requirement, the bylaws have been amended to provide that shareholders must deliver to the Company in writing any nominations for individuals to serve as directors. The written notice must be delivered to the Company in a timely fashion and must include certain information, including (i) a description of all arrangements between the shareholder and each nominee, (ii) all information that would be required to be contained in a proxy statement filed with the SEC, and (iii) the consent of the nominee to serve as director if elected.

§3.13 Vacancies.

The Company’s bylaws previously provided that, upon a vacancy on the Board, the shareholders may fill the vacancy and, if the shareholders failed or were unable to fill the vacancy, then the Board had the authority to do so.

The bylaws have been amended, in part, to grant the remaining directors with absolute authority to fill any vacancy on the Board until the next annual meeting of shareholders and until their successors are duly elected and qualified. Thus, Section 3.13 of the Amended and Restated Bylaws grants the Board direct authority and discretion in filling any vacancies without shareholder approval (provided that the shareholders will have the right at any special meeting called for such purpose prior to action by the Board to fill the vacancy).

Article V. Indemnification of Directors, Officers, Agents, and Employees.

The Company’s bylaws previously indemnified directors and officers to the fullest extent provided by law, but the bylaws did not fully establish the processes and procedures for which the Company is to indemnify or advance expenses to a director or officer nor did the bylaws fully describe the process and procedure for which a director or officer may seek indemnification or advancement of expenses from the Company.

Article V of the Amended and Restated Bylaws does not increase the scope of indemnification previously provided to directors and officers but rather establishes the processes and procedures for indemnification claims and the advancement of expenses to a director or officer. The amendments to Article V also fully describe the process and procedure for the Company to decide whether indemnification is appropriate, as well as a mechanism authorizing the director to enforce this requirement. The Company believes the indemnification amendments will establish a framework for the indemnification process that will strengthen the Company’s ability to attract and retain the service of experienced, qualified individuals to serve as directors.

§6.2 Shares without Certificates.

The bylaws have been amended to authorize the Company to issue some or all of the shares of any or all of its classes or series without certificates. NASDAQ Stock Market listing requirements require that NASDAQ-listed companies be able to issue uncertificated shares so that they can be eligible to participate in a direct registration program. Thus, the bylaws were amended to include this provision should the Company subsequently decide to list its shares on NASDAQ.

§6.8 Control Share Acquisitions Statute.

The bylaws have been amended to include the Company’s election to opt out of the South Carolina Control Share Acquisitions statute. The South Carolina Control Share Acquisitions statute in essence would prevent a party from acquiring enough shares of the Company to gain voting power to control the Company, unless the disinterested shareholders specifically vote to grant voting rights to the shares acquired. Under certain circumstances, the statute would permit the third party to call a special shareholders meeting so that the disinterested shareholders may conduct this vote. Although the purpose of the meeting would only be to determine whether to grant voting rights to the third party’s shares, the Company has determined not to be covered by the statute because, in part, of a concern that this shareholders meeting would serve as a referendum on the third party’s proposal to acquire the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Item	Exhibit
3.1	Amended and Restated Articles of Incorporation, as filed with the South Carolina Secretary of State, December 21, 2009.

3.2	Amended and Restated Bylaws, adopted December 15, 2009.

10.1	Employment Agreement by and between Palmetto Bancshares, Inc. and Samuel L. Erwin, dated December 15, 2009.

10.2	Employment Agreement by and between Palmetto Bancshares, Inc. and Lee S. Dixon, dated December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/S/ L. LEON PATTERSON
L. Leon Patterson
Chairman and Chief Executive Officer

Date: December 21, 2009

INDEX TO EXHIBITS

Item Number	Exhibit
3.1	Amended and Restated Articles of Incorporation, as filed with the South Carolina Secretary of State, December 21, 2009.

3.2	Amended and Restated Bylaws, adopted December 15, 2009.

10.1	Employment Agreement by and between Palmetto Bancshares, Inc. and Samuel L. Erwin, dated December 15, 2009.

10.2	Employment Agreement by and between Palmetto Bancshares, Inc. and Lee S. Dixon, dated December 15, 2009.